Exhibit 2(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 5 to Registration Statement No. 333-169726 on Form N-2 of our report dated January 25, 2011, relating to the financial statement of Apollo Senior Floating Rate Fund, Inc. (the “Fund”) as of January 21, 2011 appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

February 22, 2011